UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015 (July 24, 2015)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2015 Synacor, Inc. (“Synacor”) entered into Amendment #6 to Amended and Restated Master Services Agreement (the “Amendment”) with Charter Communications Operating, LLC (“Charter Communications”). The Amendment amends that certain Amended and Restated Master Services Agreement dated April 1, 2010 by and between Synacor and Charter Communications (as amended, the “Agreement”).

The Agreement continues with respect to certain services through December 31, 2015 and will continue thereafter through December 31, 2018, and continues with respect to certain other services until December 31, 2016. Charter Communications retains the ability to terminate the services earlier, upon prior notice and, in certain instances, the payment to Synacor of an early termination fee. The Amendment does not increase the type of services provided by Synacor to Charter Communications.

The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: July 30, 2015	By:	/s/ WILLIAM J. STUART
William J. Stuart
Chief Financial Officer and Secretary